                                                                   Exhibit 10.18

                            JOINT VENTURE AGREEMENT
                            -----------------------


          THIS JOINT VENTURE AGREEMENT is made and entered into as of May 15, 1992, by and between HFN, Inc., an Illinois corporation ("HFN"), Integrated Medical Systems, Inc., a Colorado corporation ("IMS"), IMS-NET of Illinois, Inc., an Illinois corporation ("IMS-NET"), and HFN Information Systems, Inc., an Illinois corporation ("HFN Info") (HFN, IMS-NET and HFN Info shall sometimes be collectively referred to herein as the "Shareholders" and individually referred to as a "Shareholder"), and Illinois Medical Information Network, Inc., an Illinois corporation to be formed hereunder (the "Company").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, HFN markets an array of health care services to members of the health care community and has extensive contacts and good will with various members of the health care community, including hospitals;

          WHEREAS, IMS establishes and operates medical information networks within health care communities using proprietary technology and business rights;

          WHEREAS, IMS has established IMS-NET, a wholly-owned subsidiary of IMS, and has transferred to IMS-NET the know-how and certain rights to enable IMS-NET to establish and operate medical information networks in the State of Illinois and certain contiguous areas (as defined herein); and

          WHEREAS, HFN, IMS-NET and HFN Info (an affiliate of HFN) desire to organize the Company under the laws of the State of Illinois for the purpose of owning, operating and marketing a medical information network or networks in the Exclusive Territory (as hereinafter defined), and to operate the Company in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the recitals, covenants, conditions and promises contained herein, the parties agree as follows:

          1.  Definitions.  For purposes of this Agreement and in addition to
              -----------
the terms otherwise defined herein, the following terms shall have the meanings set forth below:

          1.1  Agreement.  "Agreement" means this document dated on the day and
               ---------
year appearing in the opening paragraph hereof and all Exhibits attached hereto, as amended from time to time.

          1.2  Closing.  "Closing" shall mean the closings of the various
               -------
purchases and sales of the Stock, as hereafter defined, and related transactions pursuant to Paragraphs 2 and 3 of this Agreement.

          1.3  ComCenter Hardware.  "ComCenter (Communications Center) Hardware"
               ------------------
refers to the Network-owned, message switching computer(s) on which the ComCenter Software runs. Such hardware is part of the Digital Equipment Corporation ("DEC") VAX family of computers.

          1.4  Com-Center(TM) Software.  The "Com-Center(TM) Software" shall
               -----------------------
mean the computer software, as defined on Exhibit A attached to the Software License Agreement (as hereafter defined), developed and owned by IMS, and which shall be licensed to the Company pursuant to the covenants, terms and conditions of the Software License Agreement, that supports and facilitates the transmission of data, text, voice, clinical graphics and diagnostic images over a telephone network which resides on and operates the ComCenter Hardware and includes the Network Interface.

          1.5  Exclusive Territory.  "Exclusive Territory" shall mean (a) the
               -------------------
State of Illinois with the exception of the counties in northwestern Illinois which constitute the territory of the Northern Illinois Health Care Network which operates pursuant to a nonexclusive license of the software to which the Software License Agreement relates, provided that the Software License Agreement grants a nonexclusive license in such counties, except as to certain hospitals in such counties which hold exclusive rights thereto, (b) Lake and Porter Counties in Indiana, and (c) certain collar cities to the State of Illinois, including, without limitation, Dubuque and Quad cities, but excluding Saint Louis.

          1.6  IMS-Net(TM) Software.  The "IMS-Net(TM) Software" is a series of
               --------------------
independent but interrelated computer programs, which includes the PC-Com(TM) Software, the Com-Center(TM) Software and Network Interface, which interacts with a central processor and remotely located personal computers and their operating systems to form a complete and functioning network by which medical and other information and data, text, voice, clinical graphics and diagnostic images can be transmitted, shared, stored and accessed randomly over a dial-up telephone network. The IMS-Net(TM) Software includes, but is not limited to, computer program listings, user manuals, functional specifications, technical documentation, source code, object code, related procedure codes and tangible media upon which the computer programs are recorded. The IMS-Net(TM) Software performs the functions described on Exhibit A attached to the Software License Agreement and shall be licensed to the Company pursuant to the covenants, terms and conditions of the Software License Agreement.

          1.7  Local Sponsor.  "Local Sponsor" shall mean any individual or
               -------------
entity desiring to use any portion of the Network, as hereafter defined, to receive and/or disseminate information from or to Network users and who or which agrees to pay fees to the Company for the right to use the Network.

          1.8  National Sponsor.  "National Sponsor" shall mean any health care
               ----------------
related entity desiring to use the Network and any other network operated by an affiliate of IMS or which uses IMS-Net(TM) Software to receive and/or disseminate information from or to Network users, and which agrees to pay fees to the Company for the right to use the Network.

          1.9  Network.  "Network" shall mean the electronic medical information
               -------
network or networks to be owned and operated by the Company and/or sublicensees, which utilizes IMS-Net(TM) Software to permit messages, data, voice, facsimile, medical images and clinical graphics to be transmitted in an "open architecture" format (i.e., all users can secure electronic access to the Network for a user
        ----
fee--thus "open" architecture) between and among physicians, hospitals, clinical laboratories, pharmacies, managed care organizations, insurance companies, other payors, employers and other members of the health care community.

         1.10  Network Interface.  "Network Interface" refers to portions of
               -----------------
IMS-Net(TM) Software which automate or partially automate message transmission and which shall be used to interface the Company's computer system(s) to the Network.

         1.11  PC-Com(TM) Software.  "PC Com Software" shall mean the computer
               -------------------
software, as defined on Exhibit A attached to the Software License Agreement, developed and owned by IMS, and which shall be licensed to the Company pursuant to the covenants, terms and conditions of the Software License Agreement, that supports and facilitates the transmission of data, text, voice, clinical graphics and diagnostic images over a telephone network and which operates on International Business Machine ("IBM") Personal Computers or IBM-compatible Personal Computers.

         1.12  Software License Agreement.  "Software License Agreement" shall
               --------------------------
mean that certain Software License Agreement between IMS, as licensor, and HFN Info and SwedishAmerican Corporation as licensees, which shall be assigned by HFN Info and SwedishAmerican Corporation to the Company, and the license granted thereunder.

         1.13  Stock.  "Stock" shall mean the no par value common stock of the
               -----
Company sold and purchased pursuant to this Agreement for the consideration set forth herein.

         1.14  Subscriber.  "Subscriber" shall mean physicians and other members
               ----------
of the health care community who use the Network and with whom Local and National Sponsors wish to communicate over one or more Networks.

         1.15  Synergy Series(TM) Software.  The "Synergy Series(TM) Software"
               ---------------------------
shall mean the computer software, portions of which were developed and are owned by IMS and portions of which IMS possesses and uses pursuant to one or more perpetual licenses under which IMS has the right to use and to sub-license, and includes practice support software intended primarily for use by persons or entities who use the Network, including such capabilities as "Word-Pro(TM)" word processing, "Clinical Manager(TM)" clinical data management "RX-Manager(TM)" drug therapy manager, "CME-Manager(TM)" continuing medical education management and others, as described in more detail on Exhibit B attached to the Software License Agreement. The portions of such Software owned by IMS shall be licensed to the Company pursuant to the covenants, terms and conditions of the Software License Agreement.

     2.  Organization of the Company.
         ---------------------------

         2.1  Articles of Incorporation.  The Articles of Incorporation of the
              -------------------------
Company are attached hereto as Exhibit A.

         2.2  Sale of Stock to IMS-NET.  At the Closing, the Company shall
              ------------------------
sell to IMS-NET, and IMS-NET shall purchase from the Company, fifty-one (51) shares of the Stock for Fifty-One Thousand Dollars ($51,000), due and payable at the Closing by delivery to the Company of a certified or cashier's check in that amount.

         2.3  Sale of Stock to HFN.  At the Closing, the Company shall sell to
              --------------------
HFN, and HFN shall purchase from the Company, twenty-five (25) shares of the Stock for Forty-Nine Thousand Dollars ($49,000), due and payable at the Closing by delivery to the Company of a certified or cashier's check in that amount.

         2.4  Sale of Stock to HFN Info.  At the Closing, the Company shall
              -------------------------
sell to HFN Info, and HFN Info shall purchase from the Company, nineteen (19) shares of the Stock in consideration of HFN Info assigning all of its rights, title and interest in and to the Software License Agreement to the Company.

         2.5  Sale of Stock to SwedishAmerican Corporation.  At the Closing, the
              --------------------------------------------
Company shall sell Five (5) shares of Stock to SwedishAmerican Corporation ("Swedish") in consideration of

Swedish assigning all of its rights, title and interest in and to the Software License Agreement to the Company. To reflect that transaction and the restrictions and requirements relative to the Stock to be acquired by Swedish, Swedish will be required to sign a Stock Subscription Agreement in the form attached hereto as Exhibit B.

         2.6  The Closing.  The Closing shall take place at a time and place
              -----------
agreed upon by IMS-NET and HFN. At the Closing, the Company will deliver to each Shareholder a certificate evidencing the number of shares of the Stock purchased by such Shareholder, against delivery of the consideration therefore. Also at the Closing, the Company and HFN shall execute and deliver the Management Services Agreement, and directors and officers shall be appointed and Bylaws adopted for the Company, all as provided in Paragraph 3.

         2.7  Post-Closing.  Following consummation of the purchases and sales
              ------------
described in Paragraphs 2.2-2.5, shares of the Stock shall be held as follows:

                                    Percentage      Consideration
Shareholder    Number of Shares     Interest        Paid
-----------    ----------------     ----------      -------------
IMS-NET               51                 51%         $51,000

HFN                   25                 25%         $49,000

HFN Info              19                 19%         Software
                                                     License
                                                     Agreement
                                                     Assignment

Swedish                5                  5%         Software
                                                     License
                                                     Agreement
                                                     Assignment
   TOTAL             100                100%
                     ===                ====

          2.8  Potential Reductions in Purchase Prices.  If at any time during
               ---------------------------------------
the first five (5) years of the term of this Agreement, IMS or an IMS affiliate offers ownership interests in an "open architecture" medical information network in any of the ten (10) largest metropolitan markets in the United States (excluding Los Angeles, Denver and Minneapolis) at a price less than Fifty Thousand Dollars ($50,000.00) per One Percent (1%) ownership interest, then HFN Info and Swedish each shall receive a credit equal to (a) Fifty Thousand Dollars ($50,000) per One Percent (1%) ownership interest times its percentage ownership interest in the Company, minus (b) the lower price offered elsewhere per One Percent (1%) ownership interest times its percentage ownership interest in the Company. Such credit shall be given through the preferential distribution to HFN Info and Swedish, on a pro rata basis according to their relative percentage ownership interests in the Company, of Fifty Percent (50%) of any net after-tax profits otherwise payable to IMS-NET by the Company up to the amount of such credits. Such preferential distributions shall be at fiscal year end.

          2.9  Additional Capital Contributions.  If at any time (or from time
               --------------------------------
to time) the Board of Directors of the Company determines that funds in excess of the initial capital contributions of the Shareholders and Swedish and the Company's revenues from operations are required by the Company for its business or any of its obligations, expenses, costs, liabilities or expenditures, the Board of Directors may require the Shareholders and Swedish to make additional contributions to the Company as follows:

               (a) For additional capital requirements up to Five Hundred Thousand Dollars ($500,000) in the aggregate during the term hereof, each Shareholder and Swedish shall make additional capital contributions to the Company in proportion to its relative ownership interest in the Company, on such date(s) set by the Board of Directors. Such contributions shall be made in cash, provided, however, that HFN and IMS shall have the right, in their sole discretion, to satisfy their additional contributions through the forgiveness of fees due to them from the Company for services rendered (e.g., for HFN, fees due
                                                         ----
under the Management Services Agreement entered into pursuant to Paragraph 3.5). If all of the Shareholders and Swedish satisfy the additional capital contributions required of them, there shall be no change in Stock ownership. If a Shareholder or Swedish fails to make an additional capital contribution (a "Defaulting Shareholder"), each non-defaulting party (a "Non-Defaulting Shareholder") shall be entitled, in its sole discretion, to contribute its pro rata share of the additional capital contribution of the Defaulting Shareholder. For purposes hereof, a Non-Defaulting Shareholder's "pro rata share" shall equal the percentage which the number of shares of Stock owned by it bears to the total number of shares of Stock owned by all of the NonDefaulting Shareholders desiring to satisfy the Defaulting Shareholder's additional capital contribution. Further, each Non-Defaulting Shareholder shall, in return for its additional capital contribution (including any portion of a Defaulting Shareholder's contribution made by it), be issued by the Company additional shares of Stock at a value of $50,000 per share if the additional contribution is made during the first two (2) years of the term of this Agreement and, for contributions made thereafter, at fair market value per share on the date of the contribution, as determined by the appraisal consultants of the Company's regularly retained independent auditors (at the

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Company's expense), and relative Stock ownership shall be adjusted accordingly.

               (b) The Company's additional capital requirements over Five Hundred Thousand Dollars ($500,000) shall be met by loans to the Company from any or all of the Shareholders and/or Swedish. Such loans shall be classified as senior indebtedness, bear interest at the prime rate set by Northern Trust Bank, Chicago, Illinois, and be repaid in full by the Company before any distributions are made with respect to the Stock.

               3.  Governance of the Company.
                   -------------------------

                   3.1  Bylaws.  As of the Closing, the Company's Bylaws in the
                        ------
form attached hereto as Exhibit C shall be in full force and effect.

                   3.2  Board of Directors.  From and after the Closing, each
                        ------------------
Shareholder shall vote all of its Stock and shall take all other necessary or desirable actions within its control (whether in its capacity as a Shareholder, through its representatives who are directors or officers of the Company or otherwise, and including, without limitation, attendance at Shareholder meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

                   (a) The authorized number of directors on the Company's Board of Directors (the "Board") shall be established and maintained at six (6) directors;

                   (b) The following persons shall be elected to the Board:

                       (i) three (3) representatives designated by IMS-NET;

                       (ii) two (2) representatives designated by HFN; provided,
                   however, that only one (1) HFN representative shall be entitled to serve on the Board if, at any time following the Closing, HFN and HFN Info, in the aggregate, own less than twenty percent (20%) of the total issued and outstanding shares of Stock; and

                       (iii) the President/CEO of HFN;

                   (c) Any committees of the Board shall be created only upon the approval of a majority of the members of the Board and the composition of each such committee (if any) shall be proportionately equivalent to that of the Board (including with respect to voting rights of members);

                   (d) The removal from the Board (with or without cause) of any representative designated hereunder by HFN or IMS-NET shall be at HFN's or IMS-NET's written request, respectively, but only upon such written request and under no other circumstances; and

                   (e) In the event that any representative designated hereunder by HFN or by IMS-NET for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by HFN or IMS-NET, respectively, as provided hereunder.

                   3.3  Unfilled Vacancy.  If any party fails to designate a
                        ----------------
representative to fill a directorship pursuant to the terms of this Paragraph 3, the election of a person to such directorship shall be accomplished in accordance with the Company's Bylaws and applicable law.

                   3.4  Major Corporate Changes.  From and after the Closing,
                        -----------------------
the Shareholders agree that the affirmative vote of shares constituting at least 80% of all issued and outstanding shares of the Stock entitled to vote shall be required to effectuate any of the following transactions:

                   (a) Amendment or restatement of the Company's Articles of Incorporation or Bylaws attached hereto as Exhibits A and E, respectively;

                   (b) The issuance, sale or other distribution of, or the issuance, sale, distribution or granting of any rights to subscribe for or purchase or warrants or options for the purchase of, by the Company any additional shares of the Stock or any other stock or security of the Company (including any securities convertible into shares of the Stock), except as expressly provided for herein; or

                   (c) Dissolution of the Company.

                   3.5  Management Services Agreement; Officers of the Company.
                        ------------------------------------------------------
At the Closing, the Company will enter into a Management Services Agreement with HFN in the form attached hereto as Exhibit D whereby HFN will be given the authority and responsibility to manage the day-to-day operations of the Company. Also at the Closing, the Board shall elect individuals to fill the following offices with the Company: (i) Chairman of the Board; (ii) vice Chairman of the Board; (iii) President/CEO; (iv) Treasurer; (v) Secretary; and (vi) Assistant Secretary. The parties agree that the President/CEO of the Company shall be the

President/CEO of HFN for so long as the current President/CEO of HFN holds such office at HFN and the Management Services Agreement is in effect. If the Company's Board of Directors decides to separate the offices of President and CEO during such time period, the current HFN President/CEO shall be the Company's CEO. Upon the current HFN President/CEO ceasing to hold such office at HFN or the Management Services Agreement being terminated, the Company will be free to retain a President/CEO independent of HFN.

                   3.6  Resolution of Deadlocks.  In the event of a deadlock of
                        -----------------------
the Board on any issue which does or threatens to materially and adversely affect the ability of the Company to conduct its business in the ordinary course, and such deadlock continues for a period of sixty (60) days, HFN and/or IMS-NET may submit the deadlocked issue to an independent, nationally recognized management consultant for final, binding resolution. The management consultant shall be selected by the Company's regularly retained independent auditors. The management consultant shall submit his/her/its decision/recommendations to the Board within thirty (30) days of the date of the submission of the dispute to him/her/it, which shall be binding on the Board and all parties. The cost of the management consultant's services shall be borne by the Company.

          4.  Warranties and Representations of Shareholders.  Each Shareholder
              ----------------------------------------------
hereby represents and warrants to the Company that:

              (a) Its officers and directors understand that the Stock is not registered under the Securities Act of 1933, as amended, on the grounds that the issuance thereof is exempt under the Securities Act of 1933 and applicable state securities laws and that the reliance on such exemption is predicated in part on the Shareholder's representations in this Agreement;

              (b) Its officers and directors understand that the statutory basis for the exemption claimed under the Securities Act of 1933 would not be present if, notwithstanding each of these representations hereunder, any investor has in mind merely acquiring any of the shares for resale upon the occurrence or non-occurrence of some pre-determined event or if any Shareholder is not financially responsible; and

              (c) Its officers and directors understand that the Stock may not be offered, sold, transferred, pledged or hypothecated in the absence of registration or the availability of and exemption from registration under the Securities Act of 1933. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place unless the prior written approval of counsel for the Company has been affixed to the certificate evidencing the Stock, the stock transfer agent of the Company has been ordered to effectuate transfers of the Stock only in accordance with the above instructions and the appropriate restrictive legend has been placed on all certificates representing outstanding shares of the Stock (as described in Paragraph 12.1).

          5.  HFN's Performance Obligation.  HFN agrees, as a performance
              ----------------------------
obligation, that it shall obtain Network planning and option agreements from at least two (2) hospitals in the Exclusive Territory within one hundred twenty
(120) days of the date of this Agreement (the "Performance Obligation"). If HFN fails to meet the Performance Obligation, at the election of IMSNET, this joint venture shall unwind by automatic termination of this Agreement and all related agreements and instruments involving HFN, IMS-NET, HFN Info, Swedish, the Company and IMS, the pro rata return of the cash consideration paid by HFN for its Stock (based on the total cash consideration for all of the Stock and the Company's expenditures prior to termination hereof), the transfer of all of HFN's, HFN Info's and Swedish's Stock to the Company and the resignation of all HFN representatives as directors and officers of the Company. The provisions of Subparagraphs 12.1(a)-(c) and Paragraph 12.3 shall not apply in the event of dissolution of the Company hereunder.

          6.  Exclusive Territory; Rights of First Refusal.  The Company shall
              --------------------------------------------
own, operate and market the Network in the Exclusive Territory, as defined herein. In addition, if IMS or an affiliate of IMS proposes to establish any medical information network in the State of Wisconsin and/or any areas east of Interstate 35 in Iowa, HFN shall have the right of first refusal to participate with IMS or its affiliate, on an exclusive basis, in the establishment, ownership and operation of such network(s), on such terms as the parties may agree.

          7.  Preferential Pricing for HFN Hospitals and Affiliates.  During
              -----------------------------------------------------
the term of this Agreement, HFN-affiliated hospitals and hospital systems and physicians on their medical staffs will be entitled to preferential pricing for Network products and services, as set forth in Exhibit E attached hereto. Such preferential pricing shall involve discounts of not less than twenty-five percent (25%) from IMS' published charges. The form of agreement to be entered into by the Company with HFN-affiliated hospitals and systems and other hospitals and systems as Local Sponsors, and physicians as Subscribers, shall be attached hereto as Exhibit F.

          8.  National Sponsors.  IMS will, on behalf of the Company and the
              -----------------
Network, market the Network to, contract with and be responsible for billing and collecting charges due from National Sponsors. The terms of the relationship between the Company and IMS with respect to National Sponsors shall be set forth in the National Sponsor Marketing Agreement entered into by the Company and IMS, which shall be attached hereto as Exhibit G.

          9.  Share Transfer Restrictions.  Except as expressly provided herein
              ---------------------------
or in Paragraph 10, neither HFN nor HFN Info shall assign, sell, transfer, pledge, hypothecate, gift or otherwise dispose of or encumber all or any portion of its shares of the Stock or any interest therein. If at any time during the term hereof, HFN or HFN Info desires to transfer any interest in Stock, such transfer must be effectuated as follows:

              (a) HFN or HFN Info (the "Selling Shareholders") shall first offer to sell its Stock to the Company and the other Shareholders (including, for purposes hereof, Swedish) by presenting to the Company and to the other Shareholders an executed written offer (the "Offer Notice") to sell its Stock on the same terms and conditions on which the Selling Shareholder proposes to transfer its Stock and a copy of the bona fide written offer to sell or purchase
                                     ---- ----
(if any);

              (b) Upon receipt of the Offer Notice, the Company, acting through its Board of Directors (any director who is an HFN representative not voting), shall have thirty (30) days in which to notify the Selling Shareholder in writing of its desire to purchase the Selling Shareholder's Stock. If the Company does not elect to purchase the Selling Shareholder's Stock as just described or takes no action, the provisions of Subparagraph (c) below shall become applicable;

              (c) If the Company does not elect to purchase the Selling Shareholder's Stock pursuant to Subparagraph (b) above, the other Shareholders shall have thirty (30) days after expiration of the thirty (30) day period referred to in Subparagraph (b) to notify the Selling Shareholder in writing of their offer to purchase their pro rata share of the Selling Shareholder's Stock.
                              --- ----
For purposes of this Agreement, a Shareholder's "pro rata share" shall equal the
                                                 --- ----
percentage which the number of shares of Stock owned by it bears to the total number of shares of Stock owned by all of the Shareholders desiring to accept the Selling Shareholder's offer;

              (d) If the Company and/or the other Shareholders do not elect to purchase the Selling Shareholder's Stock as just described, the Selling Shareholder shall be free to sell its Stock to the prospective purchaser at the price and on the other terms and conditions described in the Offer Notice delivered pursuant to Subparagraph (a) above; and

              (e) The closing of any purchase by the Company or the other Shareholders pursuant to this Paragraph 10 shall occur on a date designated by the purchasing party(s) not more than sixty (60) nor less than fifteen (15) days after exercising its/their option to purchase. Against payment of the purchase price at the closing (by certified or cashier's check or wire transfer of immediately available funds), the Selling Shareholder shall assign and deliver to the Company or the purchasing Shareholders the share certificates and/or other documents representing its interest in the Stock to be sold, free and clear of all liens, claims or other encumbrances, in form ready for transfer and duly endorsed for transfer or accompanied by stock powers duly executed by the Selling Shareholder.

         10.  Participation in Sales and IMS Public Offering.
              ----------------------------------------------

              10.1  Sale of the Company.  Subject to the provisions hereof, if
                    -------------------
IMS-NET, as the holder of a majority of the shares of the Stock, approves a Sale of the Company (an "Approved Sale"), the other Shareholders shall vote for, consent to and raise no objections to the Approved Sale. If the Approved Sale is structured as a merger or consolidation, the other Shareholders shall waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Approved Sale is structured as a sale of Stock, HFN shall have the option to: (a) sell all of its Stock, and require the other Shareholders to sell all of their Stock, on the terms and conditions approved by IMS-NET; (b) purchase all of IMS-NET's Stock at the approved price plus $1.00; or (c) elect, on its own behalf and on behalf of the other Shareholders, not to sell Stock in connection with the Sale of the Company. All of the other Shareholders, including HFN Info and Swedish, shall be bound by HFN's election. The obligations of HFN and the other Shareholders with respect to an Approved Sale of the Company also are subject to the satisfaction of the following conditions: (a) upon the consummation of the Approved Sale, each Shareholder shall receive the same form of consideration and the same amount of consideration for its Stock as all other Shareholders; (b) if any Shareholders are given options as to the form and amount of consideration to be received, each Shareholder shall be given the same options; and (c) HFN and the other Shareholders, in the case of a Stock sale in which HFN has elected to participate, shall have the right to sell the same proportion of their Stock as IMS-NET and shall not be obligated to sell a greater proportion of their Stock than IMS-NET.

              10.2  Sale of IMS.  In the event of a proposed Sale of IMS,
                    -----------
immediately prior to such Sale, HFN will have the option to: (a) purchase all of IMS-NET's Stock at a price based on the greater of the fair market value per share, determined by the appraisal consultants of the Company's regularly retained independent auditors (at the Company's expense), and Fifty

Thousand Dollars ($50,000) per share; (b) sell all of its Stock, and require the other Shareholders to sell all of their Stock, to IMS-NET at a price based on the greater of the fair market value per share (determined as provided in Subparagraph (a)), and Fifty Thousand Dollars ($50,000) per share; or (c) retain, and require the other Shareholders to retain, the same interest in the Company notwithstanding the Sale of IMS. HFN will have thirty (30) days from its receipt of notice of the proposed Sale of IMS to make such election and, if no affirmative election is made within such time period, HFN will be deemed to have elected option (c). In the event IMS or HFN disputes the valuation placed on the Company hereunder, either party may submit the dispute to binding arbitration in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All of the other Shareholders, including HFN Info and Swedish, will be bound by HFN's election hereunder.

              10.3  Public Offering of IMS Stock.  In the event of a proposed
                    ----------------------------
Public Offering of IMS common stock, neither HFN, HFN Info, Swedish nor any future minority shareholder of the Company shall have the right to exchange their shares of Stock for shares of IMS common stock prior to the Public Offering. However, in the event that IMS, in its sole discretion, offers such exchange rights to HFN Info, Swedish and any future minority shareholders, and all of those parties agree to exchange all of their Stock, HFN shall be obligated to exchange, on the same terms and conditions agreed upon by such parties and IMS, an amount of its Stock equal to no more than the amount needed to give IMS, following the exchange, ownership of eighty percent (80%) of all of the issued and outstanding Stock. In such event, IMS also agrees that HFN, in its sole discretion, shall have the option to exchange any additional amount or all of its Stock for IMS common stock, on the same terms and conditions.

              10.4  Definitions.  For purposes hereof, a Sale of the Company or
                    -----------
a Sale of IMS means the sale of the Company or IMS to an unrelated third party or group of unrelated third parties pursuant to which such party or parties acquire: (a) a majority of the Stock of the Company (whether by merger, consolidation or sale of Stock) or the capital stock of IMS possessing the voting power to elect a majority of IMS' board of directors (whether by merger, consolidation or sale of stock); or (b) all or substantially all of the assets of the Company, or of all or substantially all of the assets of IMS on a consolidated basis. For purposed hereof, a Public Offering means any sale of IMS common stock to the public pursuant to an offering registered under the Securities Act of 1933, as amended, or through a broker, dealer or market maker pursuant to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended.

         11.  Restrictive Legend; All Shares of Stock Subject to Restriction.
              --------------------------------------------------------------

              11.1  Restrictive Legend.  Each certificate representing shares of
                    ------------------
the Stock shall be endorsed with a legend in substantially the following form:

              "The sale, transfer, pledge, hypothecation, gift or other disposition or encumbrance of the shares represented by this certificate is subject to, and the shares are transferable only in accordance with, the terms of a Joint Venture Agreement between the Company and certain of its Shareholders dated
         May 15, 1992, a copy of which is on file at the offices of the Company. The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration or the availability of and exemption from registration under the Securities Act of 1933. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place unless the prior written approval of counsel for the Company has been affixed to this certificate. The stock transfer agent of the Company has been ordered to effectuate transfers of this certificate only in accordance with the above instructions."

              11.2  All Shares of Stock Subject to Restriction.
                    ------------------------------------------

              (a) Notwithstanding any provision hereof to the contrary, in the case of any transfer or disposition of shares of the Stock or the issuance of any new shares of the Stock, each transferee shall execute an appropriate instrument agreeing to be bound by the restrictions set forth in this Agreement (which shall be substantially in the form of the Stock Subscription Agreement attached hereto as Exhibit B). The transferee or transferees shall receive and hold such Stock subject to all of the restrictions, obligations and rights created hereunder, and the Shareholders and each transferee shall be bound by the restrictions contained in this Agreement with respect to each subsequent transferee.

              (b) The terms "Shareholder" or "Shareholders" as used in this Agreement shall include any new shareholder or any transferee of a Shareholder as just described.

         12.  Dissolution.
              -----------

              12.1  Voluntary Dissolution.  In the event that the shareholders
                    ---------------------
of the Company at any time and for any reason agree to a voluntary dissolution and winding up of the business operations of the Company, the rights and obligations of the Shareholders, as well as the procedures governing dissolution and winding up, shall be as provided in the Illinois Business

Corporation Act of 1983, as amended; provided, however, that the parties shall have the following additional rights and obligations upon such dissolution (except dissolution pursuant to Paragraph 5):

              (a) Upon ninety (90) days prior written notice from HFN to IMS and subject to payment of the consideration described below, the Software License Agreement (along with the accompanying Escrow Agreement) will be assigned by the Company to HFN, and consented to as necessary by IMS, without consideration.
IMS will thereafter abide by the then existing terms of the Software License Agreement, except as those terms may be amended from time to time pursuant to the provisions of said Agreement and further except that, upon such assignment, the license granted thereunder shall convert to a non-exclusive license. Such assignment is, however, subject to the prior payment of total cash consideration to IMS for the license granted under the Software License Agreement of One Million Two Hundred Thousand Dollars ($1,200,000), including amounts paid by HFN Info and/or Swedish therefor;

              (b) In the event the Software License Agreement is assigned to HFN pursuant to Subparagraph (a), IMS will thereafter also provide such technical and other maintenance, support and assistance (in addition to that required under the Software License) which is available from IMS and requested by HFN, on terms at least as favorable as those available to IMS' most favored clients. In addition, National Sponsors and Local Sponsors which continue to do business with IMS following dissolution of the Company shall continue to have access to the Network pursuant to an assignment of the National Sponsor Marketing Agreement attached hereto as Exhibit G to HFN or the creation of a substantially comparable new arrangement between HFN and IMS using the same reimbursement system then in effect. Participants in HFN's Network also will be given access to the products and services offered by CSC Health Care Services, Inc. through IMS, to the extent possible; and

              (c) Also in the event the Software License Agreement is assigned to HFN pursuant to Subparagraph (a), all of the Company's agreements with Local Sponsors and Subscribers shall be assigned to HFN without consideration, subject to the consent of the Local Sponsors and Subscribers, if necessary. In addition, following dissolution of the Company, IMS hereby authorizes HFN to market the Network to and to contract with any and all potential Local Sponsors and Subscribers affiliated with HFN and located within the Exclusive Territory. For purposes hereof, a Local Sponsor shall be considered affiliated with HFN" if it is: (i) an HFN shareholder hospital/system, affiliate hospital/system or participant hospital/system; (ii) a hospital for which HFN acts as a contracting agent; or (iii) an affiliated entity of any of the foregoing hospitals. A Subscriber shall be considered "affiliated with HFN" if he/she has medical staff privileges at any of the foregoing hospitals or refers patients for admission to any of the foregoing hospitals.

         12.2  Involuntary Dissolution.  Involuntary dissolution proceedings
               -----------------------
commenced against the Company shall trigger and be governed by all of the same rights, obligations and terms set forth in Paragraph 12.1 as to a voluntary dissolution, subject to the requirements of the United States Bankruptcy laws, if applicable.

         12.3  Competition After Dissolution.  For a period of three (3) years
               -----------------------------
following dissolution and completion of the winding up of the affairs of the Company pursuant to Paragraphs 12.1 or 12.2, HFN shall not, alone or with third parties, establish, own, manage or operate a medical information network or networks within the Exclusive Territory other than the Network as permitted pursuant to this Paragraph 12, and further shall not solicit, market the Network to or contract with any Local Sponsors or Subscribers which or who are not affiliated with HFN (other than those unaffiliated Local Sponsors or Subscribers under contract at the time of dissolution). Also for a period of three (3) years following dissolution and completion of the winding up of the affairs of the Corporation pursuant to Paragraphs 12.1 or 12.2, IMS shall not, alone or with third parties, solicit, market or contract with any Local Sponsors or Subscribers affiliated with HFN in the Exclusive Territory for the purposes of offering a medical information network competitive with the Network owned and operated by HFN within the Exclusive Territory.

   13.  Miscellaneous.
        -------------

         13.1  Notices.  All notices required to be given hereunder shall be
               -------
given in writing and shall be personally delivered or deemed delivered if dispatched by certified mail, return receipt requested, postage prepaid, addressed to the parties at its last known business address, or such other addresses the party may designate in writing. A notice shall be deemed given on the date it is personally delivered or deposited in the mail in accordance with the foregoing.

         13.2  Governing Law.  This Agreement and all rights, duties and
               -------------
obligations hereunder shall be construed and interpreted in accordance with the internal laws (not the choice of law) of the State of Illinois.

         13.3  Waiver.  No waiver of any term, covenant or condition contained
               ------
in this Agreement or failure to exercise a right or remedy shall be deemed to imply a further waiver of such term, covenant, right or remedy.

         13.4  Severability.  Nothing contained in this Agreement shall be
               ------------
construed so as to require the commission of an act contrary to law and whenever there is any conflict between any provision of this Agreement and any present statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event, the provisions of the Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law and to carry out the purposes of this Agreement.

         13.5  Binding Agreement.  Subject to the restrictions set forth herein,
               -----------------
this Agreement shall inure to the benefit of and be binding upon all parties hereto and their respective legal representatives, successors, transferees, and assigns. Whenever a reference is herein made to any party such reference shall be deemed to include a reference to the legal representatives, successors, transferees, and assigns of such party.

         13.6  Assignment.  Except as provided herein, this Agreement shall
               ----------
not be assigned by any party without the express prior written consent of all of the other parties.

         13.7  Headings.  All headings and captions used herein are for
               --------
convenience of reference only, and shall not be a part or affect the interpretation of this Agreement.

         13.8  Entire Agreement.  This Agreement supersedes all prior oral and
               ----------------
written understandings and agreements between the parties hereto with respect to the subject matter hereof. The parties acknowledge and agree that this Agreement, together with all Exhibits, documents and agreements referenced and incorporated herein, contain the entire agreement between the parties. No representations, promises, conditions or warranties with reference to the execution of this Agreement have been made or entered into between the parties hereto other than as herein expressly provided.

         13.9  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         13.10  Modification.  This Agreement may be modified only upon
                ------------
execution of a written agreement signed by all of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HFN, INC.                            INTEGRATED MEDICAL SYSTEMS, INC.



By: /s/ David E. Kolb                By: ^SIGNATURE TO COME^
   --------------------------------     --------------------------------
   David E. Kolb

Its: President                       Its: President
                                         -------------------------------


HFN INFORMATION SYSTEMS,             ILLINOIS MEDICAL INFORMATION
  INC.                                 NETWORK, INC.


By: David E. Kolb                    By: David E. Kolb
   --------------------------------     --------------------------------

Its: President                       Its: President
    -------------------------------      -------------------------------


IMS-NET OF ILLINOIS, INC.


By: ^SIGNATURE TO COME^
   --------------------------------

Its: Secretary/Treasurer
    -------------------------------